UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 30, 2011

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC873(6-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01	Other Events.

On December 30, 2011, Gaming Partners International Corporation (the “Company”) entered into a trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  This plan has been established in accordance with, and as a part of, the Company's stock repurchase program previously announced on December 1, 2011. Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than January 31, 2012 and expiring May 15, 2012, unless terminated earlier in accordance with its terms.  Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: December 30, 2011
	By:	/s/ Gerald W. Koslow
Gerald W. Koslow
	Its:	Chief Financial Officer